UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 20, 2015

DECISIONPOINT SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54200	37-1644635
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8697 Research Drive

Irvine, CA 92618

(Address of principal executive offices) (Zip code)

(949) 465-0065

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

Resignation of BDO

On November 20, 2015, DecisionPoint Systems, Inc. (the “Registrant”) received the resignation of BDO USA, LLP (“BDO”) as the Company’s independent registered public accounting firm.

During the last two fiscal years through the date of BDO’s resignation on November 20, 2015, BDO did not issue any report on any financial statements of the Company that contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, except in its report dated March 18, 2015 for the fiscal year ended December 31, 2014 and its report dated March 31, 2014 for the fiscal year ended December 31, 2013, in which explanatory paragraphs with respect to the Company’s ability to continue as a going concern were included. Furthermore, during the fiscal years ended December 31, 2014 and December 31, 2013 and the subsequent interim period through November 20, 2015: (i) there were no disagreements between the Company and BDO on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the subject matter of the disagreement in connection with a report by it on the Company’s consolidated financial statements; and (ii) there were no “reportable events” as defined in paragraph (a)(1)(v) of Item 304 of Regulation S-K.

On December 1, 2015, the Company provided BDO with a copy of the disclosures it is making above in response to Item 4.01 in this Current Report on Form 8-K, and requested that BDO furnish the Company with a letter addressed to the Securities and Exchange Commission (the “SEC”) stating whether it agreed with those disclosures. A copy of the resulting letter from BDO, dated December 1, 2015, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

The Registrant is in the process of interviewing prospective successor independent accounting firms and expects to be able to publicly announce the engagement of a new firm in the near future. The Registrant expects that the change in firms will provide it with an opportunity to continue its recent trend of reducing operating costs while maintaining operational efficiencies.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

16.1	Letter from BDO to SEC dated December 1, 2015

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DECISIONPOINT SYSTEMS, INC.

Dated: December 2, 2015	By:	/s/ Michael P. Roe
Name: Michael P. Roe
Title: Chief Financial Officer

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